EXHIBIT 10.7

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------


     This Amended and Restated Security Agreement ("ARSA") is made as of June 28, 2004 (the "Effective Date"), by and between Nevada Gold & Casinos, Inc., a Nevada corporation ("NGC"), and its wholly-owned subsidiary, Blackhawk Gold, Ltd., a Colorado corporation ("BHG"), both with their principal places of business at 3040 Post Oak Blvd., Suite 675, Houston, Texas 77056-6588; and [*] (* name changed to the defined term "Lender" throughout the Agreement*), an individual who resides in [*], as her separate property.

I.                                  RECITALS
                                    --------

A. Through loan documents dated December 23, 1999, Lender loaned to NGC $7,000,000.00. The loan documents were comprised of a Term Note, a Continuing Loan Agreement, and a Security Agreement, each dated December 23, 1999, between NGC and Lender. Subsequently, pursuant to the Amendment to Continuing Loan Agreement and Term Note dated March 31, 2001, Lender loaned to NGC an additional $6,000,000.00, for an aggregate total amount loaned to NGC of $13,000,000.00. The December 23, 1999, Continuing Loan Agreement and Term Note and the March 31, 2001, Amendment to Continuing Loan Agreement and Term Note are collectively referred to in this ARSA only as the "Original Loan Documents." The Original
                         ----
Loan Documents have been completely amended and restated by the Amended and Restated Secured Promissory Note dated June 28, 2004 (the "Note"). The Note is incorporated by reference in this ARSA for all purposes as if fully set forth at length.

B. To induce Lender to make the loans provided for in the Original Loan Documents, to induce Lender to loan to NGC the additional amounts under the Note, and to induce Lender to loan an additional amount to NGC under a credit facility dated June 28, 2004 (the "Credit Facility"), up to a maximum aggregate principal amount of outstanding indebtedness owed by NGC to Lender of $40 million (and possibly additional amounts if the parties agree), NGC and BHG have agreed to grant a security interest in certain collateral described below as security for the repayment of the loans. The parties agree that this Amended and Restated Security Agreement is intended to completely modify and replace the original Security Agreement dated December 23, 1999, and any amendments to that Security Agreement that may exist.

C. BHG is a wholly-owned subsidiary of NGC. BHG, by and through the action of its board of directors, determined in 1999 that it could reasonably expect to benefit, directly or indirectly, from granting a lien upon the collateral described below in order to secure the loans to NGC pursuant to the Original Loan Documents, and it reconfirms that determination in this ARSA.

II.                                AGREEMENTS
                                   ----------


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  1 of 13

     In consideration of the above items and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to the following terms and conditions:

A.          DEFINED TERMS.  Attached to this ARSA is Appendix I, which contains
            --------------
definitions of specific capitalized terms used in this ARSA as well as in the Note. Appendix I is incorporated by reference into this ARSA for all purposes. The definitions in Appendix I shall control unless the context of the usage of a term requires a different definition. Terms not defined in this ARSA (including Appendix I) or in the Note that are defined in the Texas Uniform Commercial Code, as amended and effective as of January 1, 2004 (the "UCC"), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of sections in this ARSA do not limit the terms of those sections.

B.          SECURITY INTEREST.  To secure the payment and performance of the
            ------------------
Obligations (as that term is defined in Appendix I), NGC and BHG grant to Lender a security interest (the "Security Interest") in the following described property, and all of their products and proceeds, whether now owned or subsequently acquired (collectively called the "Collateral"):

     1. a continuing security interest in all of NGC's interest in BHG, including but not limited to NGC's revenues from BHG and from NGC's ownership interest in BHG;

     2. a continuing security interest in all of BHG's interest in the Isle of Capri Black Hawk, L.L.C. ("IC-BH"), including but not limited to BHG s revenues from and undivided percentage interest in the assets of IC-BH, and all of the rights, but none of the obligations, of BHG under the Operating Agreement;

     3. all investment property and other property, rights, or interests of any description at any time issued or issuable to BHG or held in any securities account as an addition to, in substitution or exchange for or with respect to BHG s interest in IC-BH, including without limitation additional percentages or interests issued or given as a result of any amendment, reclassification, split-up, dissolution, or other limited liability company reorganization or property distributed pursuant to a reorganization or amendment of the Operating Agreement;

     4. all distributions, proceeds, monies, income, and benefits arising from, by virtue of, or payable with respect to BHG s interest in IC-BH or NGC's interest in BHG; and

     5. any and all notes receivable and/or cash flow rights granted to NGC from investments in any and all projects financed in whole or in part through the loan proceeds from this Note.

Lender shall maintain possession of the Collateral and any and all powers of attorney necessary to enforce her security interest in any or all of the Collateral until any and all amounts due under the Note, the Credit Facility, and/or any other instrument or agreement between the Parties are paid in full and the instruments are all terminated, and/or until she exercises her rights against the Collateral in an Event of Default, and/or the Collateral is substituted as provided in the respective instrument and she no longer has any security interest in any of the Collateral under any instrument.

III.                      REPRESENTATIONS AND COVENANTS
                          -----------------------------


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  2 of 13

A.          REPRESENTATIONS.  NGC and BHG represent to Lender as follows:
            ----------------

     1. NGC and BHG are the respective legal and beneficial owners of the Collateral;

     2. to the best of NGC's and BHG's knowledge, no dispute, setoff, or counterclaim exists with respect to any part of the Collateral;
     3. the Collateral is owned by NGC and BHG, respectively, free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest except as previously held by Lender or as created or permitted in this ARSA, and except for the second lien given in favor of [*], which NGC and BHG both warrant and represent is secondary and subordinated to Lender's lien on the Collateral;

     4. the BHG Interest, as defined in Appendix I, constitutes the entire ownership interest of NGC in BHG, and no other shares of capital stock in BHG have ever been issued to NGC or to any other person or entity since December 23, 1999;

     5. the IC-BH Interest, as defined in Appendix I, constitutes the entire ownership interest of BHG in IC-BH, and no other Units in IC-BH have ever been issued to BHG, NGC, or to any other person or entity since December 23, 1999;

     6. there are no restrictions upon the transfer of any of the Collateral other than as set forth in the Operating Agreement or as may appear on the face of any ownership certificates in BHG and IC-BH;

     7. NGC and BHG have the full power, authority, and legal right to transfer their respective items of Collateral free of any encumbrances and without obtaining the consent of any other person or entity that has not already been obtained;

     8. the execution and delivery of this ARSA, and the performance of its terms, will not result in any violation of any provision of the Operating Agreement or violate or constitute a default under the terms of any material agreement, material indenture or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to NGC or to BHG or any of their respective property;

     9. this ARSA is a valid assignment of and creates a valid first lien upon and security interest in the Collateral and the proceeds of the Collateral;

     10. NGC is organized under the laws of Nevada and its exact legal name is that as is set forth in the opening paragraph of this ARSA, and BHG is organized under the laws of Colorado and its exact legal name is that as is set forth in the opening paragraph of this ARSA;

     11. NGC does not conduct business under any other name (although it does have several wholly-owned subsidiaries that conduct business under their own names), and BHG does not conduct business under any other name; and

     12. BHG shall not vote any of its units in IC-BH or amend the Operating Agreement in any manner that would cause the IC-BH Interest or any part of it to be governed under Article 8 of the Colorado UCC.


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  3 of 13

The representations set forth in items 1 through 12 of this Section shall be deemed given again whenever NGC and/or BHG deliver additional Collateral that may be required by this ARSA.

B.          COVENANTS.  NGC and BHG covenant to do the following:
            ----------

     1. deliver to Lender's designated agent any certificates or instruments that represent NGC's interest in BHG and BHG*s interest in IC-BH or the Collateral, and to notify IC-BH that a security interest in the IC-BH Interest has been granted to Lender in the form attached to this ARSA as Exhibit A, and upon an Event of Default give irrevocable directions
             ---------
     to IC-BH in the form of Exhibit B attached to this ARSA to pay all
                             ---------
     distributions on the Collateral directly to Lender;

     2. from time to time promptly execute and deliver to Lender all other assignments, certificates, proxies, entitlement orders, supplemental writings, and financing statements, and do all other acts and things that Lender may reasonably request in order to evidence the assignment and perfect and enforce the security interest granted in this ARSA;

     3. promptly furnish to Lender or her attorney or agent with any and all information or writings that Lender or her attorney or agent may reasonably request concerning the Collateral;

     4. promptly notify Lender and her attorney of any claim, action, or proceeding affecting the Security Interest title to the Collateral or any part of the Security Interest or Collateral, and at the request of Lender, appear in and defend, at their own expense, the action or proceeding;

     5. notify Lender immediately if either of them becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an Event of Default, or the failure of either NGC or BHG to observe any of their responsibilities under this ARSA;

     6. if an event of default occurs, then NGC and BHG, jointly and severally, shall promptly pay to Lender the amount of all court costs, reasonable attorney*s fees, and expenses of litigation incurred by Lender in enforcing this ARSA;

     7. if an Event of Default occurs and continues, promptly deliver all proceeds constituting part of the Collateral to Lender as and when first received by BHG or NGC;

     8. without the prior written consent of Lender, not agree to the release, termination, compromise, amendment, or adjustment of the membership interest of BHG in IC-BH, any distribution percentages with respect to its membership interest in IC-BH, the Collateral, or the Operating Agreement in any manner that is materially adverse to Lender; and

     9. not sell, assign, or transfer the Collateral or the lien created by this ARSA, nor create any other lien or security interest in, or otherwise encumber the BHG Interest or the IC-BH Interest or any of the Collateral, nor permit any of the Collateral to be or become subject to any financing statement, lien, attachment, execution, sequestration, or other legal


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  4 of 13
     or equitable process, nor any lien or encumbrance of any kind other than as permitted by this Agreement.

C.          ADDITIONAL LIENS.  All references in this Section to "NGC" expressly
            -----------------
include BHG, and BHG may not grant a second or any other lien on any of the Collateral without complying with the provisions of this Section. Before NGC may place a second or any other lien on any or all of the Collateral in favor of anyone other than [*], NGC must give Lender formal written notice of the name of the proposed second or other lienholder (if known) and of the specific terms and conditions of the proposed loan transaction for which the second or other lien would be granted (including but not limited to the closing date, interest rate, principal amount, and maturity date), and Lender shall have seven business days from the date on which the notice is received by her to notify NGC of her desire to make the loan. NGC agrees to promptly provide Lender with any documentation she requests related to the proposed transaction with the third party in order to assist her in making her decision. If Lender does not respond within seven business days, Lender shall be presumed to have declined to make the loan. NGC shall give Lender informal notice of its intent or desire to obtain additional financing and grant a second or other lien on the Collateral as far in advance as is practicable, which is presumed to be approximately thirty days before the contemplated closing date of the transaction. NGC is not required to resubmit to Lender any financing resulting in a second or other lien if the closing date, interest rate, principal amount, and/or maturity date on the final loan transaction are equal or less favorable to Lender than the original terms proposed by NGC.

     In the event NGC complies with this notice provision and is allowed to grant a second or other lien on the Collateral, NGC agrees that it must comply with all of the following provisions before it may grant an effective second or other lien on the Collateral:

     1.          Any second or other lien given on the Collateral must be made
                                                                  ----
     expressly subordinate to Lender's lien. NGC shall ensure that the paperwork documenting the transaction with the second or other lienholder properly notifies the second and/or other lienholder of the existence of Lender's first lien and that the second and any other lienholder clearly acknowledges Lender's existence and status as first lienholder on all of the Collateral and that the subsequent lienholder's debt and security interest is subordinated to Lender.

     2. NGC shall ensure that the paperwork documenting the transaction with the second and any other lienholder clearly instructs the second and any other lienholder that it may not even attempt to collect or execute on the Collateral without first ensuring that the entire first lien balance is paid in full and all loan or credit transactions between NGC and Lender are completely terminated and are no longer in effect. The second and any other lienholder must be required to give notice of any default by NGC to NGC and Lender concurrently before the second or any other lienholder may exercise any collection efforts against the Collateral.

     3. NGC shall defend, at its own expense, against any claims by any lienholders other than Lender against the Collateral.

     4. NGC shall keep Lender's counsel informed of the status of any second and any other lien and of any default or alleged default by NGC on the transaction secured in whole or in part by the second and/or other lien, and shall reimburse Lender for any and all attorney's fees, court costs, and expenses incurred by Lender that Lender or her counsel deemed necessary to protect the Collateral within thirty days after the submission of an invoice for the fees or expenses to NGC by Lender's counsel.


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  5 of 13

     5. NGC shall provide Lender's counsel with fully-executed copies of all documents related to any transaction giving any third party a second or other lien on any or all of the Collateral within three business days of the last signature date on the transaction or the date the transaction is funded, whichever is earlier.

     6. NGC shall provide to Lender's counsel on or before June 28, 2004, copies of the fully-executed documents related to the transaction giving [*] a second lien and shall require him and his counsel to provide counsel for Lender (as set forth below) with copies of any and all notices, including but not limited to notice of default, that arise from or relate to any of his agreements with NGC that relate in any way to the second lien. NGC shall ensure that [*] agreement expressly and clearly states that his lien on the Collateral is subordinate to Lender's lien and security interest.

D.          PROTECTION OF COLLATERAL; INDEMNIFICATION.  Consistent with the
            ------------------------------------------
terms of this ARSA, the Note, and the Credit Facility, as long as any amounts are owed to Lender under the Note or the Credit Facility, NGC agrees that it will use its best efforts to defend against the attempts of any creditor who tries to take any of the Collateral. NGC also agrees that it will use its best efforts to protect the Collateral; to prevent any loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral; and to defend against any actual or attempted levy, seizure, or attachment of or on any of the Collateral. In the event Lender finds it necessary to take action to protect the Collateral against the actions of third parties or against any wrongful conduct of NGC or any failure by NGC to use its best efforts to protect the Collateral, NGC agrees that it shall indemnify Lender for any attorney's fees, court costs, and any and all other expenses incurred in her efforts to protect the Collateral. NGC understands and agrees that it shall promptly reimburse Lender for any and all of these expenses, but in no event shall these attorney's fees and expenses be paid later than thirty days after the date on which they are submitted to NGC.

IV.             EFFECTS OF AND REMEDIES FOR AN EVENT OF DEFAULT
                -----------------------------------------------

A.          NOTICE OF DEFAULT.  Lender is not required to provide NGC with any
            ------------------
notice whatsoever of any Default by NGC or any failure of NGC to timely make the principal payment when due, save and except that Lender must give notice of a late interest payment before that late payment is deemed a Default as described in the Note, Credit Facility, or other applicable loan document. However, failure by Lender to give notice of any late interest payment to NGC does not relieve NGC of its obligation to make the payment or of the application of the default interest rate upon the failure to timely make the interest payment as provided in Section 4 of the Note or as provided in the Credit Facility.

B.          ADJUSTMENTS AND DISTRIBUTIONS.  If an Event of Default has occurred
            ------------------------------
and continues, all payments and distributions of any nature pertaining to the Collateral shall be delivered to Lender to be applied toward payment of the Obligations. If any of the Collateral is converted into another type of property or if any money or other proceeds are paid or delivered to or for credit to the account of NGC or BHG as a result of either of their rights in the Collateral, all of that property, money, and other proceeds are part of the Collateral. After an Event of Default, NGC and BHG will immediately pay and deliver all property, money, and other proceeds of Collateral that either of them has or has received to Lender, and NGC and BHG shall take all other steps necessary to ensure Lender has control over the Collateral. In this event, and if Lender so requests, NGC and BHG will promptly endorse or assign all other property and proceeds to Lender and deliver to Lender all proceeds that require perfection by possession under the UCC and that Lender does not already have.
If any of this


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  6 of 13
property requires any additional security agreement, financing statement, or other writing to create or perfect a security interest in favor of Lender, NGC and BHG shall promptly execute and deliver or cause to be executed and delivered to Lender any document or instrument Lender deems is reasonably necessary or proper for those purposes. Lender shall not be liable for any error, omission, or delay occurring in the settlement, collection, or payment related to the IC-BH Interest or the Collateral or of any property or instrument received pursuant to this ARSA.

C.          REMEDIES.  If an Event of Default occurs and continues, in addition
            ---------
to any other rights and remedies that Lender may have under this ARSA, under the UCC, or otherwise, Lender may, to the extent permitted by applicable law and at her discretion, and without notice to NGC or BHG except as specifically provided, take any one or more of the following actions without liability except to account for property actually received by her, and NGC and BHG agree that it is commercially reasonable for Lender to do any of the following:

     1. cease making any further advances or loans to NGC or any of its related entities under this Credit Facility or any other instrument, and any obligation of Lender to make any further advances or loans to NGC shall terminate;

     2. receive the income, property, and other distributions related to the Collateral and hold them or apply them to the Obligations in any order selected by Lender;

     3. exchange any of the Collateral for other property upon a reorganization, dissolution, or other readjustment and, in connection with the exchange, deposit any of the Collateral with any committee or depository upon any terms that Lender may determine;

     4. in her name, or in the name of NGC and/or BHG, demand, sue for, collect, or receive any money or property at any time payable with respect to any of the Collateral and, in connection with these efforts, endorse notes, checks, drafts, money orders, and other instruments in the name of NGC or BHG, as applicable;

     5. apply any cash held as Collateral to the Obligations and reduce her claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available procedure;

     6. make any compromise or settlement deemed advisable with respect to any of the Collateral;

     7. renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Obligations;

     8. take or release any other collateral as security for any of the Collateral or the Obligations;

     9. add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations;

     10. without demanding performance or making any other demand, advertisement, or notice of any kind (except the notice specified in the Note for the late payment of interest, and the notice specified below of public sale or private sale if required under the UCC) to or upon NGC and/or BHG (as applicable), or upon any other person (all of which are, to the


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  7 of 13
     extent permitted by law, expressly waived), immediately convert the Collateral or any part of it into cash, and sell or otherwise dispose of or, if appropriate, issue entitlement orders with respect to, or deliver the Collateral or any part of it or interest in it in one or more parcels at public or private sale or sales at Lender* office or elsewhere, at any price and on any terms (including, without limitation, a requirement that any purchaser of any of the Collateral purchase the Collateral for investment without any intention to make any distribution of it) that she deems best, for cash or on credit, or for future delivery without assumption of any credit risk, with any purchaser to purchase the Collateral at any sale free from any right of equity of redemption in NGC or BHG (as applicable), and this right or equity is expressly waived and released by NGC and BHG;

     11. request an appropriate court to appoint a receiver for the Collateral, or any part of it, and NGC and BHG, by their execution of this ARSA, both consent to the appointment of a receiver; and

     12. exercise any other rights she may have under this ARSA, under the UCC, or otherwise. NGC and BHG grant to Lender an irrevocable power of attorney regarding the Collateral, and all rights, powers, and remedies of an owner and all of the rights, powers, and remedies set forth above in this ARSA, exist through this power of attorney until all of the Obligations have been paid and performed in full.

The sale of any part of the Collateral shall not exhaust Lender* power of sale on the remaining Collateral. The proceeds of any disposition of the Collateral or other action by Lender shall be applied in any order or manner determined solely by Lender, any instruction from NGC or BHG to the contrary notwithstanding. NGC and BHG both waive and agree not to assert any rights or privileges that they may have under Sec.9.112 of the UCC, save and except its right to receive any surplus under Sec.Sec.9.502(b), 9.504(a), and/or 9.504(b), and NGC and BHG shall be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Lender is under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, or options expressly or implicitly granted to Lender in this ARSA, and Lender is not responsible for any failure to do so or delay in so doing.

D.          NOTIFICATION OF SALE.  Reasonable notification of the time and place
            ---------------------
of any public or private sale or disposition of the Collateral, shall be sent to NGC and BHG and to any other person entitled under law to notice; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Lender may sell, issue entitlement orders, or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. NGC and BHG both agree that notice sent or given not less than seven calendar days prior to the taking of the action to which the notice relates is reasonable notice for purposes of this Section.

E.          ENFORCEMENT OF RIGHTS.  NGC and BHG agree that it is commercially
            ----------------------
reasonable for Lender to exercise her rights related to the Collateral in any manner and in any order Lender may determine. Nothing contained in this ARSA requires Lender to sell all or any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Lender may assert liability and collect the Obligations, nor is Lender obligated to attempt to collect the Obligations before selling all or any part of the Collateral. Lender may, without foreclosing on the Collateral, collect and otherwise enforce all amounts owing under the Note on the Collateral or any proceeds or otherwise enforce all of NGC's, BHG*s, or Lender* rights under the Note or in any of the Collateral and apply those collections as provided in this ARSA, or she may foreclose on the Collateral. Lender may hold funds as additional Collateral or may, at her discretion, apply them to the Obligations.


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  8 of 13

Lender may attempt to collect from any person liable to NGC and/or BHG to deliver any proceeds related to the Collateral, by suit or otherwise, any sums due and to otherwise to enforce NGC and/or BHG*s rights regarding those proceeds.

F.          POWER OF ATTORNEY.
            ------------------

     1. NGC appoints Lender, and her successors and assigns, as NGC*s attorney-in-fact (without requiring her to act in that capacity), with full power of substitution, to do any act that NGC is obligated to do by this ARSA, including but not limited to the power to do the following: (a) endorse the name of NGC on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to NGC and constitute collections of the Collateral; (b) execute in the name of NGC any schedules, assignments, instruments, documents, financing statements, applications for registration, and other papers to perfect, preserve, or enforce the Security Interest; (c) exercise all rights of NGC in the Collateral, save and except NGC's voting rights, which pass to Lender only
                                                                           ----
     after an Event of Default has occurred and continues; (d) make collections and execute all papers and instruments and do all other things it deems appropriate to preserve and protect the Collateral and to protect Lender* interest in the Collateral; (e) release any party liable on the Collateral and to give receipts and acquittances and compromise disputes related to the Collateral; (f) release security for any Collateral; (g) make withdrawals from deposit accounts and other accounts with any financial institution, wherever located, into which proceeds from the Collateral may have been deposited and to apply those funds to the payment of the Obligations; and (h) do all acts and things and execute all documents in the name of NGC or otherwise, that Lender reasonably deems are necessary, proper, and convenient in connection with the preservation, perfection, and enforcement of her rights under this ARSA.

     2. BHG appoints Lender, her successors and assigns, as BHG*s attorney-in-fact (without requiring her to act in that capacity), with full power of substitution, to do any act that BHG is obligated to do by this ARSA, including but not limited to the power to do the following: (a) endorse the name of BHG on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to BHG and constitute collections of the Collateral; (b) execute in the name of BHG any schedules, assignments, instruments, documents, financing statements, applications for registration, and other papers to perfect, preserve, or enforce the Security Interest; (c) exercise all rights of BHG in the Collateral, save and except BHG's voting rights, which pass to Lender only
                                                                           ----
     after an Event of Default has occurred and continues; (d) make collections and execute all papers and instruments and do all other things it deems appropriate to preserve and protect the Collateral and to protect Lender* interest in the Collateral; (e) release any party liable on the Collateral and to give receipts and acquittances and compromise disputes related to the Collateral; (f) release security for any Collateral; (g) make withdrawals from deposit accounts and other accounts with any financial institution, wherever located, into which proceeds from the Collateral may have been deposited and to apply those funds to the payment of the Obligations; and (h) do all acts and things and execute all documents in the name of BHG or otherwise, that Lender reasonably deems are necessary, proper, and convenient in connection with the preservation, perfection, and enforcement of her rights under this ARSA.

All persons dealing with Lender shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Lender that all Obligations are finally paid. The powers and authority granted pursuant to this ARSA are made for valuable consideration, are coupled with an interest, are irrevocable so long as any part of the


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page  9 of 13

Obligations is unpaid, and shall not be terminated prior to full and final payment of all of the Obligations, nor shall they be affected by any act of NGC or BHG or any other person or by operation of law, including, without limitation, the dissolution, death, disability, or incompetency of any person. Lender agrees she will not exercise her powers as attorney-in-fact until an Event of Default occurs and continues.

V.                          MISCELLANEOUS PROVISIONS
                            ------------------------

A.          NOTICES.  Any notice required or permitted by this ARSA shall be
            --------
effective if given in accordance with the provisions set forth in Section 23 of the Note.

B.          DUTIES OF LENDER.  Lender* duty regarding the Collateral at any time
            -----------------
prior to full and final payment of all of the Obligations is solely to use reasonable care in the custody and preservation of the Collateral. Lender is deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which Lender accords her own property. Lender has no responsibility for ascertaining or taking action with respect to fixing or preserving rights against prior parties to the Collateral, calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral or for informing NGC or BHG of these matters regardless of whether Lender has or is deemed to have any knowledge of these matters. Lender is not required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve, or maintain any security interest given to secure the Collateral. Lender is not liable for her failure to use due diligence in the collection of the Obligations, or for her failure to give notice to NGC or BHG of default in the payment of the Obligations, or in the payment of or upon any security, whether pledged under this ARSA or otherwise, nor for a decline in the market value of the Collateral.

C.          INDEMNIFICATION.  NGC and BHG both agree to indemnify and to hold
            ----------------
Lender harmless, in the absence of Lender* gross negligence or willful misconduct, from and against any loss, claim, demand, or expense (including attorneys* fees) by reason, or in any manner related to, the Collateral or the foreclosure sale or other disposition and subsequent ownership of any part of the Collateral, including but not limited to (1) any claim that may arise because of any alleged breach of warranty concerning the Collateral; and (2) any claims that any transferee of an interest in IC-BH has any liability for existing or future obligations of IC-BH in excess of the transferee's interest in IC-BH (a) through the terms of the Operating Agreement, (b) through the failure of NGC, BHG, or IC-BH to comply with the Operating Agreement, (c) through the failure of NGC, BHG, or IC-BH to comply with any state or federal statute, rule, regulation, order, or decree, or (d) due to Lender* efforts to enforce payment of the Obligations or the Collateral, including expenses incurred in satisfying any applicable securities and banking laws.

D.          EXPENSES.  If an Event of Default under this ARSA, the Note, or the
            ---------
Credit Facility occurs, NGC and BHG, jointly and severally, shall promptly pay, upon demand, any and all reasonable attorney's fees and out-of-pocket expenses incurred by Lender related to the Event of Default to the extent permitted by applicable law, but in no event shall these attorney's fees and expenses be paid later than thirty days after the date on which they are submitted to NGC. Additionally, NGC and BHG, jointly and severally, shall promptly pay all costs, expenses, taxes, assessments, insurance premiums, court costs, reasonable attorneys* fees, expenses of litigation, expenses of sales, and other similar and related expenses incurred by Lender to enforce her rights and remedies under this ARSA, regardless of whether they are incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement, or sale of the


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page 10 of 13

Collateral. All of these expenses shall become part of the Obligations and shall bear interest at the Default Rate (as defined in the Note) from the date paid or incurred by Lender or her attorney until paid by NGC or BHG.

E.          FINANCING STATEMENT.  NGC and BHG both authorize Lender to file
            --------------------
financing statements (and, if necessary or appropriate, sign NGC's and BHG*s names, respectively, on financing statements) describing the Collateral. A carbon, photographic, or other reproduction of this ARSA or a financing statement describing the Collateral shall be sufficient as a financing statement to the full extent permitted by applicable law.

F.          FURTHER ASSURANCES.  NGC agrees to execute all other documents and
            -------------------
instruments reasonably requested by Lender or her attorney to effectuate the intent of this ARSA upon written request by Lender or her attorney after the date of this Agreement.

G.          AMENDMENT AND WRITTEN WAIVER.  No waiver, modification, or
            -----------------------------
alteration of any provision of this ARSA, nor consent to any departure from the terms of it, or from the terms of any other document, shall be effective unless it is in writing and signed by NGC, BHG, and Lender, and any executed waiver shall be effective only for the specific purpose and in the specific instance set forth in that document. Any document purporting to amend or modify this ARSA shall be of no force or effect unless the document expressly states that it is intended to amend or modify the ARSA and it is signed by all parties to this ARSA. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default nor shall the waiver be deemed to be a continuing waiver.

H.          BENEFIT.  This ARSA is binding upon and inures to the benefit of
            --------
NGC, BHG, and Lender and their respective heirs, legal representatives, successors, and assigns, provided that neither NGC nor BHG may assign any rights, powers, duties, or obligations under this ARSA without the prior written consent of Lender.

I.          REMEDIES CUMULATIVE.  All rights and remedies of Lender under this
            --------------------
ARSA are cumulative of each other and of every other right or remedy that Lender may otherwise have at law or in equity or under any other document for the enforcement of the security interest or the enforcement of any duties of BHG or any other party liable in respect to the Obligations. The exercise by Lender of one or more rights or remedies shall not in any way affect her right to exercise any of her other rights or remedies, or to subsequently exercise the same rights or remedies in the future.

J.          COURSE OF DEALING.  No course of dealing between NGC, BHG, and
            ------------------
Lender, nor any failure or delay by Lender in exercising any of her rights, powers, or privileges under this ARSA or under the Note shall operate as a waiver of any of Lender's rights, powers, or privileges; nor shall any single or partial exercise of any right, power, or privilege under this ARSA or the Note preclude any other or further exercise of that right, power, or privilege or the exercise of any other right, power or privilege.

K.          SEVERABILITY.  The invalidity of any one or more phrases, sentences,
            -------------
clauses, paragraphs, or sections of this ARSA shall not affect the remaining portions of this ARSA. If any one or more of the phrases, sentences, clauses, paragraphs, or sections contained in this ARSA are invalid, or operate to render this ARSA invalid, then this ARSA shall be construed as if the invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page 11 of 13

L.          SATISFACTION OF OBLIGATIONS.  Upon the full and final satisfaction
            ----------------------------
of all of the Obligations, as determined by Lender, this ARSA shall terminate, and Lender shall deliver to NGC and to BHG, at their expense, the Collateral remaining in her possession that has not been sold or otherwise applied pursuant to this ARSA.

M.          GOVERNING LAW.  The substantive laws of the State of Texas govern
            --------------
the validity, construction, enforcement, and interpretation of this ARSA unless the laws of the State of Texas require the application of the laws of another state. This ARSA is performable in Montgomery County, Texas.

N.          CONTROLLING DOCUMENT.  To the extent that this ARSA conflicts with
            ---------------------
or is in any way incompatible with any other loan document concerning the Obligations that involves any loan of funds by Lender to NGC and/or BHG, any promissory note or credit facility shall control over any other document, and if the promissory note or credit facility does not address an issue, then each other loan document executed by Lender shall control to the extent that it deals most specifically with an issue.

O.          INCORPORATION OF OTHER DOCUMENTS.  The Parties agree that the
            ---------------------------------
Amended and Restated Secured Promissory Note and the Confidential Compromise Settlement Agreement and Release between the Parties and both dated June 28, 2004, are incorporated by reference in this Note for all purposes as if fully set forth at length.

     The parties have executed this Security Agreement to be effective as of June 28, 2004.

DEBTOR:                                 DEBTOR:
------                                  ------

BLACKHAWK GOLD, LTD.                    NEVADA GOLD & CASINOS, INC.


By: _________________________________   By: ____________________________________
    H. Thomas Winn, President               H. Thomas Winn, President
    3040 Post Oak Blvd., Suite 675          3040 Post Oak Blvd., Suite 675
    Houston, Texas  77056-6588              Houston, Texas  77056-6588


SECURED PARTY:
-------------

[*]


_____________________________________
Lender


Amended and Restated Security Agreement     _______
NGC-BHG-Lender/June 2004                      HTW                  Page 12 of 13

                     APPENDIX I TO THE AMENDED AND RESTATED
                     --------------------------------------
                               SECURITY AGREEMENT
                               ------------------

           BETWEEN NEVADA GOLD & CASINOS, INC., BLACKHAWK GOLD, LTD.,
                         AND LENDER, DATED JUNE 28, 2004

                                   DEFINITIONS
                                   -----------


     The "BHG INTEREST" means all of NGC*s ownership interest in BHG, which is represented by certificate no. 1 in the amount of 1,000 shares of common stock in BHG, dated May 15, 1997, and issued to NGC, and which constitute all of the shares of capital stock issued to any person or entity by BHG.

     "DEFAULT" and "EVENT OF DEFAULT" both mean that NGC will be in default if any of the following happens:

     (a)  NGC fails to timely make the principal payment at maturity;

     (b) Lender does not receive an interest payment on or before the fifth day after Lender gives notice to NGC of the late payment;

     (c) NGC defaults under any loan, extension of credit, security agreement, purchase or sales agreement, contractual obligation, or any agreement in favor of any creditor or person (as "default" is defined in that instrument and after giving effect to all applicable cure periods) and that default results in NGC owing, through default and/or acceleration, an amount in excess of $3 million;

     (d) NGC fails to timely comply with the Obligations (other than those Obligations specifically identified in this definition);

     (e) NGC breaches any covenant, representation, or warranty in this Note, the Credit Facility, or in the ARSA and does not cure that breach within thirty days after the breach, and NGC agrees to give Lender prompt notice of the breach;

     (f) NGC makes an assignment for the benefit of creditors, files for bankruptcy protection, is adjudicated insolvent, a receiver is appointed for IC-BH or BHG, or any involuntary proceeding is commenced against NGC under any bankruptcy or insolvency laws and that involuntary proceeding is not dismissed within sixty days after it is filed;

     (g) NGC grants or attempts to grant to any third party a lien on the Collateral without complying with the procedure and provisions in Section II(C), entitled "Second Lien," in the ARSA; or

     (h) a final, non-appealable judgment in litigation or arbitration is entered against NGC where the total amount of the judgment, including actual damages, pre- and post-judgment interest, attorney's fees, court costs, and/or punitive damage, exceeds $3 million.

     "IC-BH" means Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company.


APPENDIX I TO THE AMENDED AND RESTATED SECURITY AGREEMENT
NGC-BHG-LENDER/JUNE 2004                                             PAGE 1 OF 2

     The "IC-BH INTEREST" means all of BHG*s ownership interest in IC-BH, and all of NGC's ownership interest in BHG, and represented by the following certificates representing Units and shares of common stock as follows:

          IC-BH Certificate No. 8 for 360 Units dated February 16, 1998, issued to BHG;
          IC-BH Certificate No. 10 for 40 Units dated February 16, 1998, issued to BHG;
          IC-BH Certificate No. 11 for 30 Units dated August 17, 1998, issued to BHG; and
          BHG Certificate No. 1 for 1,000 shares of common stock dated May 15, 1997, issued to NGC.

The IC-BH Units issued to BHG and described above constitute all of the Units issued by IC-BH to BHG.

     "OBLIGATIONS" means any and all of the duties, responsibilities, and obligations of NGC and BHG under the Note, the Credit Facility, and this ARSA, and to repay all amounts advanced by Lender pursuant to this ARSA and the Note, the Credit Facility, and to pay the expenses described in Sections III(C)(4), III(D), and V(D) of the ARSA, and the obligations of NGC and/or BHG:

          (a) to pay the principal of, interest on, and any other indebtedness arising from the Note in accordance with its terms, and all valid renewals, extensions, modifications, and amendments of the Note or any part of it, and any future advances made pursuant to the Note;

          (b) to pay the principal of, interest on, and any other indebtedness arising from the Credit Facility in accordance with its terms, and all valid renewals, extensions, modifications, and amendments of the Credit Facility or any part of it, and any future advances made pursuant to the Credit Facility;

          (c) to repay to Lender all amounts advanced by Lender under the Original Loan Documents, this ARSA, the Note, or the Credit Facility to or on behalf of NGC;

          (d) to comply with and to perform fully all of the terms and provisions of the Note, this ARSA, the Credit Facility, and the Compromise Settlement Agreement and Release entered into between the Parties on the same date as this ARSA; and

          (e) to reimburse Lender for all of Lender (1) reasonable expenses and costs that NGC and BHG are obligated to pay, jointly and severally, pursuant to the terms of this ARSA, the Note, or the Credit Facility, excluding interest and principal payment obligations, within the time provided for payment.

     "OPERATING AGREEMENT" means the Isle of Capri Black Hawk, L.L.C. Amended and Restated Operating Agreement.


APPENDIX I TO THE AMENDED AND RESTATED SECURITY AGREEMENT
NGC-BHG-LENDER/JUNE 2004                                             PAGE 2 OF 2